Exhibit 32

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of NYMEX Holdings, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mitchell Steinhause, Principal Executive Officer of the Company and Lewis A. Raibley, III, Principal Financial Officer of the Company, respectively, do each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ MITCHELL STEINHAUSE
Name:	Mitchell Steinhause
Title:	Chairman (Principal Executive Officer)
Date: March 3, 2005

By:	/s/ LEWIS A. RAIBLEY, III
Name:	Lewis A. Raibley, III
Title:	Chief Financial Officer (Principal Financial Officer)
Date: March 3, 2005